                               AMENDMENT NO. 1 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

         THIS EXHIBIT to the Investment Management Agreement between DELAWARE GROUP PREMIUM FUND, INC. and DELAWARE MANAGEMENT COMPANY (the "Agreement") amended as of the ____ day of October, 1999 adds the U.S. Growth Series for which the Investment Manager provides investment management services pursuant to the Agreement dated May 1, 1999, along with the management fee rate schedule for the Series and the date on which the Agreement became effective for the Series.

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              Series Name                           Effective Date                     Management Fee Schedule
                                                                                         (as a percentage of
                                                                                      average daily net assets
                                                                                             Annual Rate
--------------------------------------------------------------------------------------------------------------------

                                                                                0.65% on the first $500 million
U.S. Growth Series                       October  , 1999                        0.60% on the next $500 million
                                                                                0.55% on the next $1,500 million
                                                                                0.50% on assets in excess of $2,500
                                                                                million

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



DELAWARE MANAGEMENT COMPANY                    DELAWARE GROUP PREMIUM FUND, INC.



By:                                            By:
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Name:                                          Name:
     -----------------------------                  ----------------------------
Title:                                         Title:
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Attest:                                        Attest:
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Name:                                          Name:
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Title:                                         Title:
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